UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  July 29, 2010

The Estate Vault, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	000-53444	29-1930003
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1110 East Bonneville Ave., Las Vegas Nevada
(Address of principal executive offices)

866-405-3256
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 5.02

Effective immediately, Mr. Edward Deutsch tendered his resignation as acting Chief Executive Officer and President of the Company.  Mr. Deutsch’s resignation was tendered verbally and therefore is not attached to this 8K.

Mr. Deutsch’s resignation was not a result of any disagreement with the Company on any matter relating to the registrant’s current operations, policies or practices.   Mr. Deutsch indicated that his resignation was due to current circumstances facing the Company, arising out the Company’s Ex CEO, Boyd Soussana’s incarceration under SEC charges.  The Board has not appointed anyone to serve as the interim Chief Executive Officer or President at this point.

Until further notice, Mr David Engel continues to serve in the capacity of COO until the boards appoints replacements.

Item 9.01  Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Estate Vault, Inc.

Dated: July 29, 2011	By:	/s/ David Engel, COO
Print Name: David Engel, COO

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